Exhibit 99.1

                       SETTLEMENT AGREEMENT AND
                     MUTUAL RELEASE OF ALL CLAIMS

     This Settlement Agreement and Mutual Release of All Claims (the "Agreement") is entered into by and between David P. Summers ("Summers"), Metabolic Research, Inc., a Nevada corporation ("Metabolic"), T. W. Owen ("Owen"), Robert Bakker ("Bakker") and K. C. Quintana ("Quintana") (sometimes collectively the "Parties").

	The term "Releasor," as used herein, shall refer to Summers.

	The term "Releasee," as used herein, shall refer to Metabolic, Owen, Bakker and Quintana, collectively.

                                      I.
                                   Recitals

     1.01 The Dispute. On November 20, 2008, Summers initiated an action against Metabolic, Owen, Bakker and Quintana by filing a Complaint in the Eighth Judicial District Court, Clark County, Nevada, Case No. A576251, entitled "Dr. David P. Summers, individually and in his derivative capacity as a shareholder of Metabolic Research Inc., a Nevada corporation, Plaintiff vs. Metabolic Research, Inc., a Nevada corporation; T. W. Owen, an individual; Robert Bakker, an individual; K. C. Quintana, an individual; Does I-X, inclusive; Roe Entities I-X, inclusive, Defendants" asserting certain claims as set forth in the Complaint. Defendants in turn filed various counterclaims against Summers (the "Lawsuit").

     1.02 Settlement. In order to avoid the burden, uncertainty, nuisance, and expense of going forward with the Lawsuit, the Releasor and Releasee desire to enter into this Agreement, which, among other things, provides for the settlement and mutual release of Releasor and Releasee for every aspect of the alleged claims and damages related to the above-referenced Lawsuit, and any and all other matters and potential matters by and between Releasor and Releasee that were or that could have been raised in the Lawsuit, on the terms and conditions set forth herein.

                                     II.
                                  Agreement

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein and other good and valuable consideration, the receipt and sufficiency of which the Parties hereto acknowledge, Releasor and Releasee agree as follows:


     2.01 Release of Releasee. Releasor hereby fully releases and forever discharges Releasee, his agents, representatives, employers, employees, attorneys, insurers, successors, and assigns, and their parent, affiliated, and subsidiary companies, corporations, and business entities, of and from
(a) any and all claims, asserted or unasserted, of whatever nature relating in any way to the Lawsuit, their subject matter, or any matters that were or that could have been asserted therein; (b) any and all claims against the Releasee arising out of or in any way related to any transaction between Releasor and Releasee; (c) any claim arising out of or in any way related to any agreement, whether written or oral, between Releasor and Releasee; and
(d) any damages suffered by Releasor including, but not limited to, contractual or extra-contractual damages suffered at any time by reason of any of the conduct alleged in the Lawsuit.

     2.02 Release of Releasor. Releasee hereby fully releases and forever discharges Releasor, his managers, members, directors, officers, agents, representatives, employers, employees, attorneys, insurers, successors, and assigns, and their parent, affiliated, and subsidiary companies, corporations, and business entities, of and from (a) any and all claims, asserted or unasserted, of whatever nature relating in any way to the Lawsuit, their subject matter, or any matters that were or that could have been asserted therein; (b) any and all claims against the Releasor arising out of or in any way related to any transaction between Releasor and Releasee; (c) any claim arising out of or in any way related to any agreement, whether written or oral, between Releasor and Releasee; and (d) any damages suffered by Releasee including, but not limited to, contractual or extra-contractual damages suffered at any time by reason of any of the conduct alleged in the Lawsuit.

     2.03  Settlement Consideration.  The releases stated above in sections
2.01 and 2.02 are made and given for and in consideration of the following:

     (a) payment by Metabolic to Summers of $2,000.00 per month against royalties agreed to be paid pursuant to that certain License Agreement dated January 6, 2007 by and amongst Summers, Owen and Partners In Science
Holdings, Inc. (the "Royalty Agreement", a copy of which is attached hereto as Exhibit A), which royalties have accrued through March 1, 2009 until the full amount of accrued royalties have been paid. The Parties understand and agree that the Provisional Patent Application Serial No. 60/833,552 which is referred to in Exhibit A to the Royalty Agreement has since been converted into Utility Patent Serial No. 12/251,457. The Parties agree that the total amount of accrued royalties pursuant to the Royalty Agreement through March 1, 2009 is $56,756.00.

     (b) payment by Metabolic to Summers of $2,000.00 per month against accrued legitimate business expenses which have been properly documented by Summers until the full amount of accrued business expenses have been paid. The Parties agree that the current total amount of Summers' accrued business expenses is $20,912.02. If Summers has additional legitimate business expenses which are properly documented, then Summers may submit such expenses to Metabolic for reimbursement on or before March 31, 2009. If Metabolic disallows any of Summers' additional business expenses for reimbursement and Summers disagrees with such disallowance, then Summers may submit the documentation for such business expenses to George C. Swarts, CPA, who shall determine the legitimacy of such business expenses and whether such business expenses have been properly and adequately documented.

     (c) payment by Metabolic to Summers of royalties pursuant to the Royalty Agreement on a current, monthly basis commencing April 1, 2009. Metabolic estimates that based upon the recent level of sales, Summers' royalty will be approximately $5,000.00 a month, subject to fluctuation in sales. Metabolic agrees that the royalty payment due to Summers on April 1, 2009 will be no less than $5,000.00. From and after April 1, 2009, Summers understands and agrees that the $5,000.00 a month estimate is only an estimate and in no way can be construed as a guaranty that his royalty will be $5,000 a month at any point in time. The Parties understand and agree that royalties payments are not due until Metabolic has been paid for the product for which royalties are earned.

     (d) resignation by Summers as an officer and director of Metabolic effective immediately upon the execution of this Agreement;

     (e) cancellation by Metabolic of Summers claimed one share of Series B "super-preferred" stock;

     (f) termination of that certain Employment Agreement dated December 18, 2006 by and between Summers and Partners In Science Holdings, Inc. effective immediately upon execution of this Agreement; and

     (g) execution by the Parties of a dismissal with prejudice of the Lawsuit acknowledging that the Lawsuit and each of the claims asserted therein are fully and finally ended, such dismissal to be filed with the Court within three (3) business days of the execution of the Agreement (Sections (a) through (g) collectively, the "Settlement Consideration").

     2.04 No Liability. By entering into this Agreement, neither Releasor nor Releasee shall be deemed to admit: (a) any liability for any claim, cause of action, or demand; (b) any wrongdoing or fault; or (c) any violation of any law, precedent, rule, regulation, or statute. Further, nothing contained in this Agreement may be construed as an admission against the interest of any party.

     2.05 Attorneys' Fees. Summers shall bear his attorneys' fees and costs incurred to date. Metabolic shall bear the attorneys' fees and costs incurred to date of the Defendants. Metabolic shall pay the fees and costs incurred by the Court-appointed special master.

     2.06 Return of Metabolic Files, Documents and Equipment. Summers shall, within ten (10) days of the execution of this Agreement, return to Metabolic all files, documents and equipment relating to the business of Metabolic in any manner whatsoever, including but not limited to the Dell computer system provided by Metabolic to Summers for his use in Texas.

     2.07 Acknowledgements. Releasor and Releasee mutually understand and expressly agree and warrant:

     (a) That no promise or inducement has been offered except as herein set forth.

     (b) That this settlement is made in good faith and is equitable and fair.

     (c) That this Agreement is executed without reliance upon any statement or representation by any party or its representatives concerning the nature or extent of the claimed damages or legal liability therefor.

     (d) That the Parties are legally competent and have the valid and existing authority to execute this Agreement and to accept full responsibility therefor.

     (e) That this Agreement and the releases set forth herein have been carefully read in their entirety by the Parties, who have had the benefit and advice of counsel of their choosing, and that this Agreement and the releases set forth herein are known by the Parties to be in full and final and complete compromise, settlement, release, accord and satisfaction, and discharge of all claims and actions as above stated.

     (f) That in entering into this Agreement and the settlement and releases that are encompassed herein, Releasor and Releasee are acting freely and voluntarily and without influence, compulsion, or duress of any kind from any source, including, but not limited to, any other party or parties, their attorneys, representatives, or anyone acting or purporting to act on behalf of any of the Parties.

     (g) That Metabolic is duly organized, validly existing, and in good standing under the laws of the state of the Nevada and has the requisite corporate power and authority to perform their obligations under this Agreement.

     (h) That Releasor had the authority and capacity to initiate the Lawsuit and has the authority to consent to the stipulation of dismissal with prejudice of the Lawsuit. Releasor and Releasee further represent and warrant that they have not heretofore assigned to any other person or party all or any portion of any claim whatsoever that they may have now or in the future against any party arising out of the facts involved in the Lawsuit.

     2.08 Taxes. Releasor agrees that Releasee shall have no responsibility whatsoever to any federal, state, or local taxing authority for the tax liability, or consequences, if any, arising from the payment of the Settlement Consideration recited herein, and that all such responsibility is exclusively that of Releasor.

     2.09 Integration. This Agreement represents the full and complete integration of the agreement between the Parties and is the complete expression thereof. All other agreements, negotiations, and representations between the Parties pertaining to the subject matter of this Agreement, and to the extent not expressly set forth herein, are void and of no force or effect whatsoever. This Agreement may not be amended or modified except in writing and signed by each of the Parties.

     2.10 Governing Law and Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any suit or motion to enforce this Agreement, to prosecute any claim for breach of this Agreement shall be brought in the Eighth Judicial District Court, Clark County, Nevada.

     2.11 Counterparts. This Agreement may be executed in any number of counterparts confirmed by facsimile signatures transmitted by telephone, each of which shall be deemed a duplicate original.

     2.12 Severability. If any provision of this Agreement or the application thereof to any person, entity, or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     2.13 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, or assigns, as the case may be.

I HAVE READ, UNDERSTAND, AND AGREE TO THE FOREGOING
      David P. Summers
/s/----------------------
      David P. Summers
Dated:  March 25, 2009

I HAVE READ, UNDERSTAND, AND AGREE TO THE FOREGOING
     T. W. Owen
/s/----------------------
Metabolic Research, Inc., a Nevada corporation
By: T. W. Owen
Its: Secretary
Dated:  March 25, 2009

I HAVE READ, UNDERSTAND, AND AGREE TO THE FOREGOING
      T. W. Owen
/s/----------------------
      T. W. Owen
Dated:  March 25, 2009

I HAVE READ, UNDERSTAND, AND AGREE TO THE FOREGOING
      Robert Bakker
/s/----------------------
      Robert Bakker
Dated:  March 25, 2009

I HAVE READ, UNDERSTAND, AND AGREE TO THE FOREGOING
      K. C. Quintana
/s/----------------------
      K. C. Quintana
Dated:  March 25, 2009

                           CERTIFICATION OF COUNSEL

     As counsel for David P. Summers, I verify that this document manifests the agreement of compromise earlier reached by and between the Parties and was accepted by David P. Summers on the 23rd day of March, 2009.


                                                  Terry A. Coffing
                                              /s/----------------------
                                                  Terry A. Coffing
                                                  Marquis & Aurbach


	As counsel for Metabolic Research, Inc., a Nevada corporation, T. W. Owen, Robert Bakker and K. C. Quintana, I verify that this document manifests the agreement of compromise earlier reached by and between the Parties and was accepted by Metabolic Research, Inc., a Nevada corporation, T. W. Owen, Robert Bakker and K. C. Quintana, on the 23rd day of March, 2009.


                                                  Martha J. Ashcraft
                                              /s/----------------------
                                                  Martha J. Ashcraft
                                                  Lewis and Roca LLP